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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

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The following investor presentation may be provided to shareholders of Argo Group International Holdings, Ltd.

Investor Presentation March 2019

This presentation may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track,” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets;5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and finance; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures, and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates, and foreign currency exchange rates); 14) the integration of businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. In addition, any estimates relating to loss events involve the exercise of considerable judgments and reflect a combination of ground-up evaluations, information available to date from brokers and pedants, market intelligence, initial tentative loss reports, and other sources. The actuarial range of reserves and management’s best estimate is based on our then-current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commissions (“SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized, or even if substantially realized, that they will have the expected consequences to. or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise forward-looking statements, whether as a result of new information, future developments or otherwise. Forward-Looking Statements

Today’s Agenda Argo’s Strategy is Aligned to Shareholder Value 1 Argo’s Strategy is Delivering Results 2 Fourth Quarter 2018 Results 3 Concluding Remarks 4

Global underwriter of specialty insurance and reinsurance Strategically located in major insurance centers Across the U.S. Bermuda London Zurich Dubai Singapore Established presence in desirable markets Consistent leader in U.S. excess and surplus lines for more than two decades Strong U.S. retail specialty franchise Top Lloyd’s Syndicate in 2018 by stamp capacity Leading Bermuda insurance and reinsurance platforms Diversified by geography, product and strategy Broad and strong producer relationships Agents, brokers, wholesalers and coverholders “A” (Excellent) A.M. Best rating, stable outlook “A-” (Strong) S&P rating, positive outlook TTM NWP by Business Type Primary Insurance Reinsurance TTM NWP by Geography United States London Bermuda Brazil, Asia and Europe TTM* NWP** by Business Mix Property Specialty Liability Professional Lines *TTM = trailing twelve months **NWP = net written premiums Leading Specialty Platform Argo Franchise Overview

Innovative and Diverse Specialty Platform Well-established multi-class Lloyd’s Syndicate platform Syndicate 1200 – Multi-class platform Syndicate 1910 – Property, Specialty Insurance and Reinsurance platform A top Lloyd’s Syndicate platform by stamp capacity Regional offices in Bermuda, Dubai, Singapore and Shanghai Strong Bermuda trading platform Includes property insurance and reinsurance business in Bermuda and Brazil Seasoned book of mid / large account professional lines and excess casualty business Building diversity through international expansion in Brazil and throughout Europe Brazil – Specialty product & local presence A growing portion of the business being distributed via digital channels through the in-house Protector platform Leader in U.S. Excess & Surplus lines 20+ year underwriting history Strong relationships with national and local wholesale brokers Seasoned underwriting expertise Target all sizes of non-standard risks with focus on small/medium accounts Underwrites on largely non-admitted basis and across all business enterprises Sizable amount of business distributed through retail brokers / agents Argo Pro – Customer service focused D&O and E&O specialty platform Trident – Small and medium sized public-sector U.S. entities Rockwood – Designs custom workers comp and other programs for businesses in the mining sector Surety – Top 20 commercial underwriter U.S. Operations Leading Performance With 5 Year Average Combined Ratio of 89.7% International Operations Growing Platform With Robust 5 Year Premium CAGR of 8% Transforming Argo into a digital-first carrier using a unique thesis-driven and iterative approach

Strategy Aligned Toward Shareholder Value Underwriting Margin Total Return Investing Strategic Capital Management Shareholder Value Creation Talented underwriting teams with a focus on risk selection 440 point improvement in loss ratio from 2012 to 2018 260 bps decline in expense ratio from 2017 to 2018 Experienced investment team Balanced investment portfolio focused on maximizing total return Outperforming nearly all peers Strong track record of returning capital to shareholders (over $645mm since 2010) Disciplined M&A strategy 9% book value per share CAGR since 2002 Best-in-class total shareholder returns

Today’s Agenda Argo’s Strategy is Aligned to Shareholder Value 1 Argo’s Strategy is Delivering Results 2 Fourth Quarter 2018 Results 3 Concluding Remarks 4

Argo’s Strategy is Delivering Results Best-in-Class Shareholder Returns Total shareholder returns: 1 year: 43% vs. peer mean of 12% and S&P 500 of 5% 3 year: 63% vs. peer mean of 40% and S&P 500 of 42% 5 year: 141% vs. peer mean of 80% and S&P 500 of 51% Book Value Per Share Growth Driving Value 9% CAGR (including dividends) since 2002 Operating Growth Momentum 10% CAGR in gross premiums written since 2002 Superior Loss Ratios Superior performance vs. peer median every year since 2013 Improving Expense Ratio 260 bps decline from 2017 to 2018 Despite 10% increase in both gross premiums written and net premiums earned in 2018, essentially flat non-acquisition expenses Argo’s expense ratio includes all holding company costs Returning Capital to Shareholders More than $645 million of capital returned to shareholders from 2010 to 2018

1 Year Total Shareholder Return 3 Year Total Shareholder Return 5 Year Total Shareholder Return Source: SNL Financial and FactSet. Market data as of 3/1/19 Note: Total shareholder return includes the reinvestment of dividends on the ex-date (1) Represents the mean of peers, which include Y, AFG, ACGL, AXS, GBLI, HALL, THG, JRVR, MKL, PTVCB, RLI, SIGI, and WRB Best-in-Class Shareholder Returns 1 1 1

Book Value Per Share Growth Driving Value



Reported Book Value¹
Cumulative Dividends
• Global Financial Crisis
• Hurricane Ike and Gustav
• Global Catastrophe Activity — Christchurch earthquake, Tohoku earthquake, Thailand floods, Queensland floods, Copenhagen Cloudburst
• December Capital Markets Dislocation – 15.7% S&P 500 decline over 21 days
• Significant CAT events
9% CAGR (Incl. Dividends)
2002 $15.28 $15.28
2003 $17.78 $17.78
2004 $19.83 $19.83
2005 $21.89 $21.89
2006 $25.53 $25.53
2007 $30.58 $29.50
2008 $29.55 $28.47
2009 $34.86 $33.78
2010 $39.16 $37.77
2011 $38.03 $36.32
2012 $41.71 $39.69
2013 $44.81 $42.37
2014 $48.96 $46.03
2015 $50.79 $47.22
2016 $56.25 $51.94
2017 $58.71 $53.46
2018 $57.77 $51.43

(1) Book value per common share:
- Adjusted for June 2013, March 2015, June 2016 and March 2018 stock dividends
- 2008-2011 restated to reflect adoption of ASU 2010-26 (related to accounting for costs associated with acquiring or renewing insurance contracts); 2007 and prior not restated
- 2006 and prior years adjusted for PXRE merger
- 2003-2006 includes impact of Series A Mandatory Convertible Preferred on an as-if-converted basis. Preferred stock fully converted into common shares as of Dec. 31, 2007

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  2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 BVPS $15.28 $17.78 $19.83 $21.89 $25.53 $29.50 $28.47 $33.78 $37.77 $36.32 $39.69 $42.37 $46.03 $47.22 $51.94 $53.46 51.43 Total Capital (Millions) $328 $567 $717 $860 $992 $1,754 $1,763 $1,975 $1,986 $1,840 $1,915 $1,966 $2,025 $2,040 $2,160 $2,400 $2,327 2001 Acquired Colony and Rockwood Founded Trident (Public Entity) Risk Management (sold renewal rights in 2005) International Operations U.S Operations * Excludes GWP recorded in runoff and corporate and other. Note: BVPS (book value per common share) adjusted for June 2013, March 2015, June 2016 and March 2018 stock dividends. 2007 Completed acquisition in Bermuda Rebranded Argo Group Formed Argo Re 2008 - 2010 Acquired Lloyd’s Syndicate 1200 Established local presence in Dubai 2011 - 2014 Established local presence in Brazil, Singapore and Shanghai 2016 - 2018 Acquired Ariel Re / Syndicate 1910 Acquired Italian insurer Ariscom 2005 Sold Risk Management business 10% CAGR Operating Growth Momentum

Source: Company filings and SNL Financial for year ended 12/31/18 Note: GBLI and HALL 2018 figures as of LTM 9/30/18; average financials represent 2014 - 2017 ARGO excluded from average Expense ratios adjusted as to include corporate expenses and amortization (excluding VOBA) if allocable to core insurance business Represents expense ratio for P&C business; Excludes unallocated corporate expenses 2018 Combined Ratio 2018 Loss Ratio 2 2 2 3 2 2 2 2 Superior Loss Ratios and Consistent Underwriting Compared to Peers Average Combined Ratio1: 99.2% Average Loss Ratio1: 64.9% 2 Loss Ratio Expense Ratio 2014 – 2018 Average Loss Ratio 2 Average Loss Ratio1: 61.5% 2

Top Quartile Investment Performance Represents the arithmetic mean of the 2016-2018 net investment yield, which is calculated as net investment income divided by average cash and invested assets Duration includes cash & equivalents Book yield is pre-tax & includes all fixed maturities $3.5B in fixed maturities, $0.5B in short term & cash Portfolio Characteristics Asset Allocation Total: $4.9B Fixed Maturities by Type Total: $4.0B4 Capital Appreciation Portfolio by Class Total: $1.1B Duration of 2.5 years2 Average rating of ‘A1/A+’ Book yield of 3.3%3 Short Term & Cash Core Debt High Yield Debt Alternatives Equities Structured Government Short Term & Cash State / Municipal Corporate Core Equity Small Cap Global Equity Emerging Market Debt Non IG Debt Private Equity Alternatives Real Assets 3 Year Average Investment Performance: 2.8% Average Yield1 and Top Quartile Returns Among Peers

Returning Capital to Shareholders Through share repurchases and dividends, Argo has returned more than $645 million of capital to shareholders from 2010 through 4Q 2018 Management has prudently repurchased shares at a meaningful discount to book value Repurchases have exceeded the amount of shares issued in PXRE transaction (8.2 million1 shares were issued at 1.35x book value) Transactions have been accretive to book value Dividend per share has increased by more than 3X since 2012 (adjusted for stock dividends) All data in millions Calculated as difference between Q2 2007 and Q3 2007 shares outstanding

Today’s Agenda Argo’s Strategy is Aligned to Shareholder Value 1 Argo’s Strategy is Delivering Results 2 Fourth Quarter 2018 Results 3 Concluding Remarks 4

4Q 2018 Operating Results Note: 2018 net income was negatively impacted by the adoption of the recent accounting rule change All data in millions except for per share data and ratio calculations Operating income calculated using an assumed tax rate of 20%; share count adjusted for stock dividend Includes all acquisition, G&A and corporate expenses Adjustment reflects impact of the adoption of ASU No. 2016-01, or an after-tax loss of $84.1mm.

Today’s Agenda Argo’s Strategy is Aligned to Shareholder Value 1 Argo’s Strategy is Delivering Results 2 Fourth Quarter 2018 Results 3 Concluding Remarks 4

Argo’s Board and Management Executing on Strategy 9% BVPS CAGR Best-in-Class Shareholder Returns Superior Loss Ratios Improving Expense Ratio Returning Capital to Shareholders Operating Growth Momentum

ARGO GROUP

Qualified and Engaged Board of Directors

Gary V. Woods *Independent Chairman*	**Mark E. Watson III** *CEO and President, Argo*
Thomas A. Bradley Former Chief Financial Officer and Executive Vice President, Allied World Assurance Company	**F. Sedgwick Browne** Former Counsel, Sidley Austin
Hector De Leon Former General Counsel, Texas State Insurance Board	**Mural R. Josephson** Former Chief Financial Officer and Senior Vice President, Kemper
Tony Latham Former Managing Director of Global Risks division, RSA Group	**Dee Lehane** Former Global Managing Partner, Accenture
Samuel Liss Managing Principal of Whitegate Partners LLC	**Kathleen Nealon** Former Group Head of Legal and Compliance, Standard Chartered
John R. Power, Jr. President, Patrician Group	**Al-Noor Ramji** Group Chief Digital Officer, Prudential
John H. Tonelli Managing Director, Head of Debt Capital Markets and Syndication, Oppenheimer	Joined in 2017-2018 Joined in 2019

Focused On Refreshment & Diverse Perspectives

- ✓ **5 new directors** added since 2017, each of whom brings highly relevant skills and perspectives
- ✓ **2 independent directors** added in 2019
  - ***Tony Latham:*** *International industry experience spanning over four decades, including various board roles and senior executive positions*
  - ***Sam Liss:*** *Brings extensive financial, operational and corporate governance expertise through his directorship at Verisk and prior global business leadership role at Travelers Insurance*
- ✓ **Fully independent Board** (except CEO)

Relevant Skills & Experience

Insurance Industry Expertise	*Operating Experience*
Executive Leadership	*Accounting and Finance*
Risk Management	*Public Company Governance*

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Board Oversight of Risk Management Goals of Risk Management Framework Risk Governance & Culture Define clear accountabilities and foster a risk aware culture in line with Argo’s Purpose and Values Risk Identification and Prioritization Ensure current and emerging risks that could materially impact our financial resources, volatility of resources or the viability of our business model are understood and articulated in a timely manner Risk Appetite, Tolerances and Limits Board defines clear boundaries for acceptable risk taking are defined by the Board Risk Management and Controls Ensure conscious management decisions are taken to secure opportunities and bring threats within acceptable bounds Risk Reporting and Communication Clearly communicate and cascade risk information through all levels of the organization to support decision-making Implement, maintain, and ensure compliance with the Policy; report to Board and CEO or CFO as appropriate Develop processes to ensure consistent application of risk management framework across entire organization Support Board in articulating risk appetite and monitor risk exposures against agreed risk tolerance limits Recommend risk response and treatment options if identified risks fall outside the Company’s risk tolerance Ensure clear accountabilities are defined and a risk aware culture is fostered in line with Argo’s Purpose and Values Retain primary responsibility for the Risk Management Policy and oversee compliance with the Policy Ensure Chief Risk Officer has direct line of communication with Board Ensure independence of Risk Management function from underwriting and business operations Ensure Chief Risk Officer and Risk Management function have access to all necessary personnel and information to ensure compliance with our Policy Role of Chief Risk Officer Board-Level Responsibilities Board oversees development of Risk Management Policy and Chief Risk Officer’s application of that Policy

Strong Governance and Compensation Practices Our Board and Human Resources Committee are focused on maintaining strong governance and executive compensation practices Governance Practices Fully independent board (except CEO) Independent Chairman Regular executive sessions of independent directors Annual management succession planning Shareholder right to call special meetings (10% threshold), with no material restrictions Majority vote standard for director elections Majority vote standard for mergers / acquisitions and charter / bylaw amendments Single voting class stock No poison pill Compensation Practices Compensation program thoughtfully designed to align pay and performance and incentivize risk management 73% of CEO and 65% on average of other NEOs’ total target compensation is at-risk Robust stock ownership guidelines 5x base salary for CEO, 3x annual retainer for directors, 2.5x base salary for NEOs Robust clawback policy Prohibition of hedging and significant pledging No single trigger severance payments upon change in control No excise tax gross-ups

Corporate Responsibility Environmental, Social and Governance (ESG) factors are embedded throughout our company’s operations, and coordinated by our Sustainability Working Group Human Capital Management Information Security & Data Protection Maintaining and developing a diverse workforce is key to our success and fundamental to our culture Training and Development: Training magazine ranked Argo among the top 125 organizations in the world in 2019 for our successful learning and development programs Employee Engagement: Argo provides innovative, creative experiences and tools to maximize engagement, connectedness, and development across our organization The smart, accurate and safe use of data is essential to our long-term success and growth Cybersecurity: We are committed to continued internal audits of security systems and cyber risk measures, as well as making all necessary enhancements to ensure the safety of private information Privacy Promise: We take our responsibility to protect our customers’ data and privacy seriously Community Environment Our purpose of securing the future applies not only to our clients, but to the communities in which we live and work The Argo Foundation: Invests in programs and services that support the health and well-being of Bermuda’s youth Volunteering: Argo employees volunteer in local education, arts and social services fundraising events, and through our Matching Funds program, Argo will match 150% of employees’ charitable donations Argo underscores its role as a responsible corporate citizen by working to minimize the environmental impact of our office services, facilities and technology operations Office Locations: We are actively improving the environmental impact of our operations, from moving to a greener workspace in London to improving our recycling and waste management practices within each office. As much as possible, we operate in a paperless environment, and we encourage employees to recycle more and reduce personal waste

Appendix Color Scheme 220,230,241 153-153-153 237,89,42 127,127,127 19,181,234 253,185,19 0,82,136

ARGO GROUP

U.S. Operations *(57% of TTM GWP)*

GWP by Business Mix (TTM 12/31/2018)


15%
10%
14%
62%
Professional Lines
Property
Specialty
Liability

Segment Overview

- **Excess & Surplus Lines** – Non-standard (hard-to-place) risks, with focus on small/medium accounts
- **Argo Pro** – Customer service focused D&O and E&O specialty platform
- **Trident** – One of the largest specialty commercial insurance providers for small to middle market public-sector entities in the U.S.
- **Rockwood** – Leading provider of workers compensation and other programs for the mining industry
- **Surety** – Top 20 commercial surety writer
- **Programs** – Underwrites select specialty programs and provides fronting for state-sponsored funds
- **Argo Insurance** – Designs customized commercial insurance programs for retail grocery stores

Adjusted PTI[(1)] & Combined Ratio


Combined Ratio
Adjusted PTI
$122
$138
$134
$184
$184
$178
91.9%
90.4%
89.6%
86.9%
90.5%
91.1%
2013
2014
2015
2016
2017
2018

Gross Written Premium


$1,013
$1,047
$1,145
$1,278
$1,510
1,692
2013
2014
2015
2016
2017
2018

All data in millions except for ratio calculations. *TTM = trailing twelve months.
(1) Adjusted PTI = Adjusted Pre-Tax Income, which is equal to "Income Before Income Taxes" excluding "Interest Expense" as shown in Argo's 10-Qs and 10-Ks.

24

ARGO GROUP

International Operations *(43% of TTM GWP)*

GWP by Business Mix (TTM 12/31/2018)


30%
39%
15%
15%
Professional Lines
Property
Specialty
Liability

Segment Overview

- **Bermuda platform underwrites excess casualty, property and professional lines insurance as well as property reinsurance**
  - Property cat, short tail per risk and proportional treaty reinsurance worldwide
  - Excess casualty, professional liability, and property insurance for Fortune 1000 accounts
- **Building diversity through international expansion in Brazil and throughout Europe**
- **Well-established multi-class platform at Lloyd's of London**
  - Underwritten through Syndicates 1200 and 1910 (Ariel Re)
  - Top Lloyd's Syndicate by stamp capacity

Adjusted PTI[(1)] & Combined Ratio


Combined Ratio
Adjusted PTI
$55
$75
$70
$57
($77)
$42
93.1%
90.8%
91.1%
95.4%
117.5%
99.0%
2013
2014
2015
2016
2017
2018

Gross Written Premium


$875
$856
$866
$887
$1,187
$1,263
2013
2014
2015
2016
2017
2018

All data in millions except for ratio calculations. *TTM = trailing twelve months.
(1) Adjusted PTI = Adjusted Pre-Tax Income, which is equal to "Income Before Income Taxes" excluding "Interest Expense" as shown in Argo's 10-Qs and 10-Ks.

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Multi-Channel Distribution Strategy Retail Broker/Agent General Agency Wholesale Broker Lloyd’s Market Reinsurance Broker U.S. Operations Rockwood X Argo Insurance X Trident X E&O X X D&O X X Surety X X Programs X E&S Contract X E&S Transportation X E&S Casualty X E&S Environmental X E&S Specialty Property X International Operations Liability X Property X Aviation X Marine X Excess Casualty X X Professional Liability X X Emerging Markets X X Reinsurance X

Differentiated Approach to Digital Innovation Through iterative tech product development, investments and partnerships, we leverage advancements in digital technology to enhance customer intimacy, increase automation, improve risk selection and enter new markets. How we are organized Cross-functional product squads, each focused on solving a particular user-focused pain point Squads are comprised of product owners, engineers, data scientists, and designers Early-stage investment team with investing, operating, and industry expertise How we work Hypothesis-driven, iterative approach to building digital products Prioritize opportunities that can generate 2x-10x return on invested capital Decisions grounded in a bottom-up, internally developed thesis on how technology will impact the commercial insurance ecosystem Partner with and invest in external ventures that can further enable our Digital approach Our Focus Leverage new data sources, machine learning, and predictive analytics to enable faster and smarter underwriting More efficiently, with regards to both time and cost, connect to distribution partners digitally Automate internal processes and workflows Explore emerging tech-enabled categories

ARGO GROUP

Digital Transformation Outcomes

Transform Core Business

- Processed over **$1.4B GWP** through our flagship policy administration platform, currently supporting 14 products
- Launched **Argo Risk Tech**, a custom, sensor-based technology that allows retail merchants to manage risk through reduction in on-premises accidents. Achieved full year loss reduction and expense reduction for Argo Insurance.
- Partnered with **Coalition**, a startup cybersecurity MGA, for our cyber book
- Continued growth in our digitization of our Casualty business to 50% of our brokers getting self-service quotes with 80% being full automated.
- Launched a fully digital self-service management liability product for a key partner 3 months ahead of schedule now driving MoM self-service GWP growth.
- Built a **data platform** for the retrieval, processing, and machine learning on proprietary and external data sources
- Launched our first predictive analytics tool for D&O underwriters using machine learning
- Employed robotic process automation **(RPA)** across multiple use cases


~30%
~10%
~60%

Explore Adjacencies

- Built a self-serve **digital portal** driving engagement with Argo's brokers and insureds which continues to see engagement increase QonQ. Expanded use to new business units.
- Announced our partnership with Corvus, on their Smart Cargo Insurance product designed to help food and beverage companies reduce loss of perishable goods
- Invested in a startup helping brokers focus on risk advisory through custom built digital tools and automation of back-office tasks

Disrupt Traditional Insurance

- Incubated a Brazil-based startup focused on enabling stronger membership engagement for affinity groups and associations - 58 corporate clients signed up as of 2018 YE, representing **~1.6M users**
- Exploring ways to use **blockchain** for insurance applications
- Leveraged our quick quote applications into a new platform which will allow us to launch new digital self-service lines quickly including into new areas of business with minimal operational staff

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Notice to Recipient ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD. Argo Group International Holdings, Ltd. (NYSE: ARGO) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in two primary segments: U.S. Operations and International Operations. Argo Group’s insurance subsidiaries are A. M. Best-rated ‘A’ (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo Group’s U.S. insurance subsidiaries are Standard and Poor’s-rated ‘A-‘(Strong) with a positive outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com. ADDITIONAL INFORMATION Argo Group International Holdings, Ltd. (“Argo Group”) intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov. CERTAIN INFORMATION REGARDING PARTICIPANTS Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the ownership of Argo Group’s directors and executive officers in Argo Group common shares is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Argo Group’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.